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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 11, 2004


                             ARMOR ENTERPRISES INC.
                             ----------------------
               (Exact name of registrant as specified in charter)


         Florida                   000-32249                     65-0853784
(State or other jurisdiction      (Commission                  (IRS Employer
     of incorporation)            File Number)               Identification No.)


201 Lomas Santa Fe, Suite #420, Solana Beach, CA                   92075
    (Address of principal executive offices)                     (Zip Code)


        Registrant's telephone number, including area code (858) 720-0123

                      11789, 79A Avenue, Delta, BC V4C 1V7
                      ------------------------------------
         (Former name, or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

As of May 11, 2004, the Company changed its executive office address to 201 Lomas Santa Fe, Suite #420, Solana Beach, CA, 92075.

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS

On May 17, 2004 the Company's sole Director, Peter Braun resigned. The Company increased the number of the Board from one to three directors and appointed Merrill Moses, Harj Manhas and Thom Eggertson as Directors of the Company to hold their offices until their successors are duly elected or appointed.

Peter Braun also resigned as the Company's President, Secretary and Treasurer. Merrill Moses was appointed President of the Company on May 11, 2004, and Harj Manhas was appointed Secretary and Treasurer on May 17, 2004.

The business experience of the Company's new Officers and Directors during the past five years is as follows:

MERRILL MOSES, PRESIDENT AND DIRECTOR

In 1994, Merrill Moses created the Mortgage Banking Firm Cambridge Home Loans, which is a wholly owned subsidiary of another company formed by Mr. Moses, Cambridge Financial Services. Cambridge currently employs over 80 people and is financing in the two hundred and fifty million dollar a year arena with expectations of significant growth and expansion in the near future. Its head office is located in Solana Beach, California. Mr. Moses currently serves as the President and CEO of both companies.

Mr. Moses attended Brigham Young University majoring in business and finance.

HARJ MANHAS, SECRETARY, TREASURER AND DIRECTOR

From 1997 to the present, Harj Manhas has served as Vice President and Director of Secura Investments Inc., a privately owned Investment firm that was established in 1995 to fund start-up corporations. Mr. Manhas primary roles in the Company is to provide financial advice, analyze projects and the running of day to day operations.

From 1999 to the present, Mr. Manhas has also been serving as Vice President of Corporate Finance and Director of Surge Technologies, Inc, a manufacturer of surge protection products used in telecommunications networks which protect telephone and other communication lines from harmful voltage transients. Mr. Manhas primary roles with Surge Technologies is to provide corporate finance management, handle investor relations and some running of the day to day operations of the company.

Mr. Manhas is a graduate from the SAIT Mechanical Engineering Design Program in Calgary, Alberta.


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THOM EGGERTSON, DIRECTOR

From 1999 to the present Thom Eggertson has been engaged in accounting and financial services on a contractual basis for a variety of clients including White Iron Group, as interim Controller for a TV program production company and post-production house; VSS Sleep Systems Inc., as CFO for a bed frame manufacturer; Secura Investements Inc., providing long term strategic direction analysis, evaluation of a telecommunications business opportunity and preparation of a business plan; Surge Technologies Inc., providing financing strategies, management information system development, business plan preparation and assistance in completing the year end as interim CFO; Comvillage Inc., as CFO for this internet browser development company; Xpressnet Ltd., providing organizational planning and preparation of a financing proposal for a provider of DSL and wireless high speed internet access; WCW Inc., providing an operational review of a mattress manufacturer in Hoosick Falls, New York; and SoftSource Computing Inc., as CFO for a reseller of software, computer solutions and hardware to large corporations.

Mr. Eggertson has a Bachelor of Commerce degree from the University of Alberta. He received his Chartered Accountant designation in 1979 and his Chartered Financial Analyst designation in 1992.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             ARMOR ENTERPRISES INC.




Date:  May 17, 2004                          /s/ Merrill Moses
                                             ----------------------------
                                             Merrill Moses, President